Macrovey

Since 2022, Macrovey has invested heavily in robotics and software, creating patented autonomous systems with no human operators. We built a state-of-the-art tech center, won a warehouse innovation award, and secured a U.S. Air Force contract.


macrovey
Proprietary software enabling
the future of robotic systems.

Invest

$100 minimum investment

DEADLINE: **November 15, 2025**

in 3 months

UNIT PRICE

$10

TOTAL RAISED ON NETCAPITAL

$20,190

TOTAL RAISED THIS ROUND

$20,190

VALUATION THIS ROUND

$18,300,000

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Macrovey has been a key player in the material handling industry for 40 years, delivering solutions to major clients such as Amazon, FedEx, Walmart, UPS, and Home Depot through its ASBECO division.

With extensive industry experience, the company has developed a deep understanding of market dynamics and the evolving demands of automation in logistics and warehousing.


Leveraging ASBECO's 40 years as a key player in the material handling industry
ASBECO
macrovey
40 years in electrical & mechanical material handling installation
Average revenue of $10M per year over past 4 years
Current customer base (Amazon, Fedex, Walmart)
Robot systems designed to redefine material handling
Leveraging decades of expertise from ASBECO
Robotic and AI based innovative autonomous systems

Leveraging decades of expertise and strategic investments, Macrovey has pioneered a line of flexible, autonomous, robot-based systems designed to redefine material handling automation. These systems offer significant advantages over traditional automation, including enhanced flexibility, accuracy, reliability, and cost-effectiveness.


FULLY AUTONOMOUS

Macrovey's commitment to innovation has been recognized with multiple prestigious awards. The company has received a contract from the U.S. Air Force for its advanced system development, as well as a distinguished warehouse initiative award for its contributions to automation and logistics efficiency.


Recent Awards
Winner:
Macrovey
Advanced Systems Development Award
U.S. AIR FORCE
U.S. Air Force Awards
The Warehouse Initiative Award
Supply Chain Excellence Awards USA 2024

With a strong foundation in the material handling market and a focus on technological advancement, Macrovey continues to lead the way in developing next-generation automation solutions that optimize efficiency and reduce operational costs across industries.

SUCCESS TO DATE


macrovey

Developed proprietary business software system

Developed 3 patented autonomous robotic systems

Average of $10 million revenue per year over the last four years

Won USAF development contract

Won 2024 Warehouse Initiative Award for Automation

Won prestigious Warehouse Innovation Award

Showcased systems at major industry trade shows

Created Technology Center in Alpharetta GA to demonstrate systems

Developed innovative robotics training course using augmented reality

Maintained profitable core business


AA 097
UNBOX
ROBOTICS

PROBLEM

The material handling industry is experiencing rapid growth, with market size expected to double in the coming years.

However, this expansion is occurring alongside a significant workforce shift. An aging labor force and historically low unemployment rates are making it increasingly difficult for businesses to find and retain skilled workers.


Problem with Traditional Automation Solutions
Expensive Upfront Infrastructure
Manpower/Labor Intensive
Platform Dependent Systems

At the same time, traditional automation solutions remain prohibitively expensive, rigid, and manpower-intensive, limiting their adoption—especially among small and mid-sized warehouses that struggle to justify high upfront investments.

While the market is flooded with various robotic technologies, most fail to provide comprehensive, scalable solutions that truly address operational pain points.


Robotic Automation Matters Now More Than Ever

With recent tariffs increasing costs across global supply chains, businesses are under pressure to adapt—or fall behind. That's where our robotic-based automation steps in.


We're making domestic production efficient again.
Manufacture closer to consumers
Avoid global shipping delays
Reduce dependency on imports

We're making **domestic production efficient again**. With robotics, we don't need to rely on offshore labor or tariff-exposed materials.

It's local, lean, and built to last.

SOLUTION


Proprietary Software For A Robot-Agnostic Solution
TOCCOA
WMS
ERP
Material Tracking
Automatic Inspection
Mobile Warehouse
Robot Integration
Future Developments
Quoting
Project Management
CRM
Finance
Purchasing
Inventory Management
Earned Value
Outside Partner Portal
Training
Documents
HR
Admin
Custom Training Using Macrovey University
Configuration allows flexibility
macrovey

Macrovey, through our ASBECO subsidiary, has been a leader in material installation for over 40 years.

While exhibiting at the biennial MODEX trade show, we observed a major industry shift—while 2020 featured mostly conveyors with some robotics, by 2022, robotics dominated.

Recognizing the future, we made a **strategic move into automation**, investing millions to develop a truly unique, **robot-agnostic solution**.


Our proprietary software is
the key differentiator,
enabling high-performance, fully autonomous,
portable, and flexible systems.

Our live demonstration at MODEX 2024 was a resounding success, **earning industry awards and securing a USAF development order**. MODEX 2024 was nearly all robotics, proving our vision to be correct.

Macrovey is tackling these challenges with a unique, cost-effective, and flexible automation approach.

Designed for seamless integration, Macrovey solutions are **easy to install and can be deployed at a fraction of the cost** of traditional systems, making automation accessible even for small warehouse operations.

Unlike conventional automation that requires extensive modifications and specialized infrastructure, Macrovey's systems are highly adaptable, requiring minimal setup and offering rapid deployment capabilities. Additionally, these solutions are fully autonomous, eliminating the need for manual labor while improving efficiency and consistency in material handling operations.


One of the key advantages of
Macrovey's technology is its
scalability and mobility.

Systems can be expanded, reconfigured, or relocated to meet changing operational demands, providing warehouses with the flexibility needed in today's fast-paced logistics landscape.

Moreover, Macrovey's automation solutions are not confined to indoor spaces; they can be deployed outdoors, ensuring a broader range of applications and increasing usability in diverse environments.

By enabling a single operator to oversee large-scale implementations, Macrovey further reduces labor dependency while maximizing throughput.

BUSINESS MODEL

We are **currently generating revenue** from our legacy business and from the new products via the USAF contract.

Planned revenue streams include military and business-to-business sales.

In addition, our unique "**Robots as a Service (RaaS)"** program allows user to pay for equipment, maintenance, and OPERATOR on a monthly basis with a small down payment. There is no need for a customer to use capital resources.


$40 Million+
Generated In Revenue*
From Multiple Sources Over the Past 4 Years
With More Streams to Expand in the Future.
Military Contracts
B2B Sales
Robots as a Service
Legacy Business
*$10M revenue per year the past 4 years
macrovey

MARKET OPPORTUNITY

The global industrial automation market size was valued at USD 205.86 billion in 2022 and is projected to reach USD 395.09 billion by 2029, exhibiting a CAGR of 9.8% during the forecast 2022-2029.

Software is expected to be the leading segment in this market during the forecast period. Macrovey's offerings are based on Macrovey proprietary software.


Current Opportunity Pipeline
$100.5M
ASBECO
$70.0M
macrovey

Increasing deployments of fifth-generation wireless technology, industrial IoT, industry 4.0, smart factories, and robotics are major factors driving the market growth. Macrovey offers all of these technologies.

PRESS

Recent Press Features

JAN 29, 2025, 14:53 ET

Macrovey has been awarded the Air Force SBIR X247-PCSO1 award for an advanced logistics solution using Macrovey technology



Macrovey LLC announces it has been selected by AFWERX for a SBIR Phase I contract in the amount of $74,686 focused on developing and demonstrating an ...

SEP 26, 2024, 10:00 ET

Macrovey Technology Center Grand Opening: Experience the Future of Warehousing and Robotics!

Macrovey is thrilled to announce the grand opening of its state-of-the-art Technology Center in Alpharetta, Georgia, on Tuesday, October 8th, 2024....

NOV 04, 2024, 10:00 ET

Macrovey Wins Prestigious Warehouse Initiative Award at the Supply Chain Excellence Awards

Macrovey is proud to announce that it has won the coveted Warehouse Initiative Award at the 28th Annual Supply Chain Excellence Awards. This...

SEP 17, 2024, 13:15 ET

Macrovey Nominated for Three Prestigious Awards at the 28th Annual Supply Chain Excellence Awards USA

Macrovey, a leading innovator in supply chain technology, is proud to announce its nomination for three distinguished awards at the upcoming 28th...

- **PRNewswire**
  Latest News from Macrovey
- **PRNewswire**
  Macrovey Nominated for Three Prestigious Awards at the 28th Annual Supply Chain Excellence Awards USA
- **Kxan In-Depth**
  Macrovey Technology Center Grand Opening: Experience the Future of Warehousing and Robotics!

TEAM

Management



Jim Pierce
President

- Over 30 years of experience in systems engineering.
- Built and grew ASBECO from less than $1M in sales into a $15M leader in the installation of material handling systems.
- System architect for Macrovey products.



Dave Heller
General Manager

- Lean Manufacturing expert with over 20 years of staff level experience in military Fortune 500 companies.
- Adept at driving cross-functional collaboration and overseeing complex projects with multi-tier teams.
- Has overseen the seamless integration of military-grade systems into production processes for leading defense contractors.



Israel Schecter
Automation Consultant

- 30 years of experience designing, developing, and managing software and data analytics projects.
- Extensive background spearheading IoT projects for Fortune 500 companies and deploying integrated solutions for logistics, manufacturing, and defense sectors.
- Experience in industries like aerospace and manufacturing, focusing on large-scale software development and data-driven decision-making.



Francois Van Mever
Software Engineer

- Over 20 years experience in the design of complex software systems for material handling, e-commerce and line-of-business (LOB) applications.
- Extensive experience in multiple software languages.

Management



Danny Pierce
Director of Business Development

- Over 10 years of experience within the material handling industry
- Oversaw Project Management at ASBECO acting as job site lead in addition to handling quoting and account management.



Tom Davison
Director of Sales

- Materials Handling industry veteran of 10 years leading sales, customer support, and operations.
- Additionally possesses three decades of experience building a telecommunications organization.
- Led areas including operations, engineering, sales, as well as design and development of new products and services while supporting marketing and customer service.



Christie Pierce
Director of Marketing

- 10 years of experience managing strategic planning, and fiscal management, ensuring the success of large-scale projects in the supply chain sector.
- Leads planning and executing of trade show initiatives, bolstering Macrovey visibility and fostering connections within the supply chain and material handling sectors.



Matt Labinski
Director of Business Development

- Over 15 years of Sales and Marketing management experience for companies such as American Airlines and Red Bull.
- Specialty in B2B partnerships.
- Experience managing portfolios of corporate accounts with values up to $100mm.

We have created a world class advisory board with experts from different disciplines to guide our growth.

Advisory Board


Rick Moore
• Lt General USAF Retired
• Deputy Chief of Staff for Plans and Programs
• 3 Star USAF General (retired)
Corey Golde
• Managing Partner Aureus Capital
• Private Equity Firm Owner
Steven King
• Reese Felts Jr Distinguished Fellow of Emerging Technology, University of North Carolina
• Leading expert in the field of AI driven vision robotics
Bob Pierce
• CFO (retired) Y Prime
• CEO and CFO of numerous startups

INVESTOR INVITATION

Whenever we show our technology to customers the word that we always seem to hear is that the systems are "cool." This seems to play well with investors that have a technical background. Also the quantitative monetary savings that we can show is impressive.

USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
Product Development	$500,000	41.7%
Marketing	$250,000	20.8%
Sales	$391,200	32.6%
Intermediary fees	$58,800	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Membership Units , under registration exemption 4(a)(6), in Macrovey LLC. This offering must reach its target of at least $10,000 by its offering deadline of November 15, 2025 at 12:59am ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,950,000 units
× $10 per unit

$19,500,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on May 8, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

Jun 20, 2025 • Autonomous logistics sounds pretty futuristic,...

Jun 17, 2025 • Only 1 week left to register for "The Future of...

Jun 13, 2025 • On May 28th, we hosted an investor webinar...

Jun 13, 2025 • This is your chance to invest in what could be...

May 28, 2025 • Join our investor briefing tomorrow at 10:30 am...

May 22, 2025 • Join us May 29 at 10:30am PDT for a...

May 19, 2025 • We're LIVE on Netcapital! Macrovey is changing...

May 15, 2025 • Join us Thursday, May 29th at 10:30am PDT for...

May 8, 2025 • Filed Form C

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